Exhibit 2.2

ASSIGNMENT OF

AGREEMENT OF PURCHASE AND SALE

AND JOINT ESCROW INSTRUCTIONS

THIS ASSIGNMENT OF AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (“Assignment”), is made as of this 11th day of April, 2006, by and between BERNARDO VENTURE, a California general partnership (“Seller”), APPLE SUITES REALTY GROUP, INC., a Virginia corporation (“Buyer”), and APPLE SEVEN HOSPITALITY OWNERSHIP, INC., a Virginia corporation, (“Assignee”), (Seller, Buyer and Assignee are sometimes referred herein, collectively, as the “Parties”). All initially capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement (as such term is defined below).

RECITALS

A. Seller and Buyer have entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions (“Purchase Agreement”), dated as of March 9, 2006, for the sale of the property described in the Purchase Agreement (“Property”).

B. The Parties desire to enter into this Assignment to, among other things, assign the Buyer’s rights and interests in the Purchase Agreement to Assignee and to evidence Assignee’s assumption of Buyer’s obligations and liabilities under the Purchase Agreement.

C. Terms defined in the Purchase Agreement shall have the same meaning in this Assignment.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1. Assignment of Purchase Agreement. Buyer hereby assigns and transfers to Assignee all of Buyer’s right, title, claim and interest in and to the Purchase Agreement, the escrow opened with LandAmerica Lawyer’s Title Insurance Company pursuant to the Purchase Agreement, the Property, and all sums, if any, deposited into escrow in connection with the Purchase Agreement.

2. Assumption. Assignee hereby acknowledges and agrees to all of the terms of the Purchase Agreement and accepts the foregoing assignment and assumes and agrees to perform all obligations of Buyer under the Purchase Agreement, in accordance with the terms thereof, and the escrow established thereunder.

3. No Release. The assignment and assumption set forth in paragraphs 1 and 2 hereof shall not release Buyer from the obligation of Buyer or Assignee to perform in accordance with the terms of the Purchase Agreement. Buyer acknowledges that, notwithstanding such assignment and assumption, Buyer shall remain primarily obligated under the Purchase Agreement and Buyer and Assignee shall be co-obligors under the Purchase Agreement with joint and several liability for the performance of all obligations of Buyer set forth thereunder, including, without limitation, the indemnification obligations of Buyer set forth in the Purchase Agreement.

4. AS-IS CONDITION. ASSIGNEE ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER SPECIFICALLY PROVIDED IN SECTION 14 OF THE PURCHASE AGREEMENT, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (I) VALUE; (II) THE INCOME TO BE DERIVED FROM THE PROPERTY AND HOTEL; (III) THE SUITABILITY OF THE PROPERTY AND HOTEL FOR ANY AND ALL ACTIVITIES AND USES WHICH ASSIGNEE MAY CONDUCT THEREON, INCLUDING THE POSSIBILITIES FOR FUTURE DEVELOPMENT OF THE PROPERTY AND HOTEL; (IV) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY; (V) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY; (VI) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY; (VII) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY; (VIII) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY; (IX) COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATION, ORDERS OR REQUIREMENTS, INCLUDING BUT NOT LIMITED TO, TITLE III OF THE AMERICANS WITH DISABILITIES ACT OF 1990, CALIFORNIA HEALTH & SAFETY CODE, THE FEDERAL WATER POLLUTION CONTROL ACT, THE FEDERAL RESOURCE CONSERVATION AND RECOVERY ACT, THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., PART 261, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED, THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976, THE CLEAN WATER ACT, THE SAFE DRINKING WATER ACT, THE HAZARDOUS MATERIALS TRANSPORTATION ACT, THE TOXIC SUBSTANCE CONTROL ACT, AND REGULATIONS PROMULGATED UNDER ANY OF THE FOREGOING; (X) THE PRESENCE OR ABSENCE OF HAZARDOUS MATERIALS AT, ON, UNDER, OR ADJACENT TO THE PROPERTY; (XI) THE CONTENT, COMPLETENESS OR ACCURACY OF THE DOCUMENTS AND MATERIALS OR PRELIMINARY REPORT REGARDING TITLE; (XII) THE CONFORMITY OF THE IMPROVEMENTS TO ANY PLANS OR SPECIFICATIONS FOR THE PROPERTY, INCLUDING ANY PLANS AND SPECIFICATIONS THAT MAY HAVE BEEN OR MAY BE PROVIDED TO ASSIGNEE;

(XIII) THE CONFORMITY OF THE PROPERTY TO PAST, CURRENT OR FUTURE APPLICABLE ZONING OR BUILDING REQUIREMENTS; (XIV) DEFICIENCY OF ANY UNDERSHORING; (XV) DEFICIENCY OF ANY DRAINAGE; (XVI) THE FACT THAT ALL OR A PORTION OF THE PROPERTY MAY BE LOCATED ON OR NEAR AN EARTHQUAKE FAULT LINE; (XVII) THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING THE PROPERTY; OR (XVIII) WITH RESPECT TO ANY OTHER MATTER. ASSIGNEE FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY AND REVIEW INFORMATION AND DOCUMENTATION AFFECTING THE PROPERTY, EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN SECTION 14 OF THE PURCHASE AGREEMENT, ASSIGNEE IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND REVIEW OF SUCH INFORMATION AND DOCUMENTATION, AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER. ASSIGNEE FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION MADE AVAILABLE TO ASSIGNEE OR PROVIDED OR TO BE PROVIDED BY OR ON BEHALF OF SELLER WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND, SUBJECT TO THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN SECTION 14 OF THE PURCHASE AGREEMENT, SELLER MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION OR CONSTRUCTION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON. ASSIGNEE FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN “AS IS” CONDITION AND BASIS WITH ALL FAULTS, AND THAT SELLER HAS NO OBLIGATIONS TO MAKE REPAIRS, REPLACEMENTS OR IMPROVEMENTS EXCEPT AS MAY OTHERWISE BE EXPRESSLY STATED HEREIN. ASSIGNEE REPRESENTS, WARRANTS AND COVENANTS TO SELLER THAT, EXCEPT FOR SELLER’S EXPRESS REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN SECTION 14 OF THE PURCHASE AGREEMENT, ASSIGNEE IS RELYING SOLELY UPON ASSIGNEE’S OWN INVESTIGATION OF THE PROPERTY.

ASSIGNEE’S INITIALS

5. Release. Assignee shall rely solely upon Assignee’s own knowledge of the Property based on its investigation of the Property and Seller’s express representations and warranties set forth in Section 14 of the Purchase Agreement, and its own inspection of the Property in determining the Property’s physical condition. Except for a claim by Assignee against Seller for a breach of the Purchase Agreement by Seller, Assignee and anyone claiming by, through or under Assignee hereby waives its right to recover from and fully and irrevocably releases Seller, its employees, officers, directors, representatives, agents, servants, attorneys, affiliates, parent, subsidiaries, successors and assigns (“Released Parties”) from any and all claims that it may now have or hereafter acquire against any of the Released Parties for any costs, loss, liability, damage, expenses, demand, action or cause of action arising from or related to any construction defects, errors, omissions or other conditions, latent or otherwise, including environmental matters, affecting the Property, or any portion thereof. This release includes claims of which Assignee is presently unaware or which Assignee does not presently suspect to exist which, if known by Assignee, would materially affect Assignee’s release to Seller. Assignee specifically waives the provision of California Civil Code Section 1542, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR EXPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN TO HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

In this connection and to the extent permitted by law, Assignee hereby agrees, represents and warrants that Assignee realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Assignee further agrees, represents and warrants that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that Assignee nevertheless hereby intends to release, discharge and acquit Seller from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which might in any way be included as a material portion of the consideration given to Seller by Assignee in exchange for Seller’s performance hereunder.

Seller has given Assignee material concessions regarding this transaction in exchange for Assignee agreeing to the provisions of this Section 5. Assignee has initialed this Section 5 to further indicate its awareness and acceptance of each and every provision hereof.

ASSIGNEE’S INITIALS

6. Exclusions from Release and Disclaimers. Notwithstanding anything set forth in the Purchase Agreement or this Assignment that may be construed to the contrary, in no event shall the releases set forth in Section 25.1 of the Purchase Agreement or Section 5 of this Assignment, nor the “as-is” provisions set forth in Section 24.2 and elsewhere in the Purchase Agreement or Section 4 of this Assignment limit, otherwise diminish, or include, the representations or warranties of Seller expressly set forth in Section 14 of the Purchase Agreement.

7. Representations and Warranties of Assignee. Assignee hereby represents and warrants to Seller that each and every representation and warranty made by Buyer in the Purchase Agreement is true and correct with respect to Assignee as of the date of this

Assignment and the Closing Date and such representations and warranties apply fully to this Assignment and shall survive the Close of Escrow and the delivery of the Grant Deed.

8. Purchase Price Allocation. Buyer, Assignee and Seller hereby agree that the Purchase Price shall be allocated as follows:

Land/Building/Improvements	$25,525,700
FF&E	$1,200,000
Goodwill	$7,724,300
Liquor Assets	$50,000
Total	$34,500,000

9. Ratification of Agreements. Except as expressly amended and modified under this Assignment, the Parties hereby ratify and affirm the terms and provisions of the Purchase Agreement in their entirety.

10. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of California.

11. Counterparts; Facsimile or PDF Email Signatures. This Assignment may be executed in counterparts which together shall constitute one agreement. For purposes of determining the enforceability of this Assignment, facsimile or pdf email signatures shall be deemed originals.

[Signatures Appear on Following Page]

IN WITNESS WHEREOF, the parties have executed this Assignment as of the day and year first above written.

“Seller”				‘“Buyer”

BERNARDO VENTURE, a California general partnership				APPLE SUITES REALTY GROUP, INC., a Virginia corporation

By:	IWF Bernardo Investors, L.P.,			By:
	a California limited partnership			Name:
Its:
	By:	IWFRB, LLC, a California limited
liability company, its general partner

		By:	Invest West Financial Corporation, a California corporation, its sole member	“Assignee” APPLE SEVEN HOSPITALITY OWNERSHIP, INC., a Virginia Corporation

			By:	By:
			Name:	Name:
			Its:	Its: